UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 4, 2021

Quality Online Education Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34274	42-1743717
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#306- 650 Highway 7 East Richmond Hill, ONT Canada	L4B2N7
(Address of principal executive offices)	(Zip Code)

905-882-1585

(Registrant’s telephone number, including area code)

ADGS Advisory, Inc.

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On May 4, 2021, ADGS Advisory, Inc. (the “Company”), amended its articles of incorporation change its name to Quality Online Education Group Inc. (the “Name Change”). The change was made in order to align with the Company’s business operations.

Item 8.01. Other Events

On May 11, 2021, FINRA declared the Name Change. Also on May 11, 2021, the Company was informed by FINRA that the Company’s ticker symbol would be changed to QOEG in twenty business days.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment, filed with the Secretary of State of the State of Delaware on May 4, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 20, 2021

Quality Online Education Group Inc.

By:	/s/ Xijin Wu
Xijin Wu
Title:	President

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